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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF AMERICAN DENTAL PARTNERS, INC.

PDHC, Ltd., a Minnesota corporation
Texas Dental Partners, Inc., a Texas corporation
Smileage Dental Care, Inc., a Wisconsin corporation
American Dental Partners of Louisiana, Inc., a Delaware corporation American Dental Partners of Pennsylvania, Inc., a Pennsylvania corporation American Dental Partners of Wisconsin, Inc., a Delaware corporation
Apple Park Associates, Inc., a Delaware corporation
Orthocare, Ltd., a Minnesota corporation
Oral Healthcare Corporation, a Delaware corporation
Innovative Practice Concepts, Inc., an Arizona corporation
Family Care Dental Centers, Inc., a Wisconsin corporation
American Dental Professional Services, Inc., a Delaware corporation American Dental Partners of Virginia, Inc., a Delaware corporation American Dental Partners of Maryland, Inc., a Maryland corporation American Dental Partners of Alabama, Inc. an Alabama corporation
American Dental Partners of Oklahoma, Inc., a Delaware corporation